Exhibit 10.1 D




             THIRD AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

               Third amendment, dated March 25, 2002, (this "Amendment"), to the Collaboration and License Agreement and the Subscription Agreement dated June 12, 1998, each as amended through Amendment No. 1 dated May 10, 2000 and through Amendment No. 2 dated July 2, 2001, and each by and between Aphton Corporation, a company organized under the laws of Delaware with its principal executive offices at the World Trade Center, 80 SW Eight Street, Suite 2160, Miami, Florida (hereinafter "Aphton"), and SmithKline Beecham PLC, having a place of business at New Horizon Court, Great West Road, Brentford, Middlesex TW8 9EP, United Kingdom (hereinafter "SB"). All capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in the Collaboration and License Agreement.


                              W I T N E S S E T H:
                              - - - - - - - - - -


               WHEREAS, Aphton and SB are parties to a Collaboration and License Agreement and a Subscription Agreement dated June 12, 1998, amended through Amendment No. 1 to the Collaboration and License Agreement and the Subscription Agreement dated May 10, 2000 (hereinafter "Amendment No. 1") and through Amendment No. 2 to the Collaboration and License Agreement and the Subscription Agreement dated July 2, 2001; and

               WHEREAS, Aphton and SB wish to amend certain provisions of the Collaboration and License Agreement (the "Agreement") as amended through Amendments No. 1 and No. 2, as herein provided.

               NOW, THEREFORE, it is agreed:

               1. Section 3.1 (i) of the Agreement, as previously revised through Amendment No. 1 shall be further amended to read as follows:

               3.1.(i) Before end of April 2002, Aphton undertakes to deliver to SB a full and detailed report describing preclinical and clinical activities performed and results obtained so far as well as an Updated Development Plan to be accepted by the Steering Committee. The Steering Committee shall either accept or reject Aphton's proposed Updated Development Plan within thirty (30) days of submission by Aphton to the Steering Committee. If the Steering Committee rejects Aphton's proposed Updated Development Plan, it will provide to Aphton the reasons for such rejection and Aphton shall be entitled to submit a revised Updated Development Plan to the Steering Committee within thirty (30) days thereof. If the Steering Committee rejects such revised Updated Development Plan, SB shall be entitled to terminate forthwith the Agreement by giving Aphton a written notice of its election to do so. Upon acceptance of the Updated Development Plan, SB shall provide the Conjugate (being defined in Amendment No. 1 as anti-GnRH conjugate manufactured under contract for SB) at no expense to Aphton for its clinical use while stocks of GMP lot DD1DTP002 last. After such stock has run out, SB shall not provide any more Conjugate to Aphton. After April 1st, 2002, Aphton shall be responsible

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


for verifying at its expense adequate stability of the Conjugate before formulation into clinical lots, will provide SB with documented evidence of such stability and will bear all liability related to any lack of stability of Conjugate supplied after April 1st, 2002. The parties agree to replace the Development Plan contained in schedule B of the Agreement and amended by Amendment No. 1 with the New Development Plan, as approved by the Steering Committee. The Development Program Term shall be amended accordingly.

               2. The sixth sentence of Section 3.1 (ii) of the Agreement, as previously revised through Amendment No. 1 and Amendment No. 2, shall be further amended to read as follows:

           "In no event shall the Presentation Date be later than [ Redacted]*."

               3. The first sentence of Section 13.3.1 of the Agreement, as previously revised through Amendment No. 1 and Amendment No. 2, shall be further amended to read as follows:

               "Prior to the Acceptance Date, SB shall have the right to terminate this Agreement by serving notice of no less than 30 days to Aphton which will be effective as from September 30, 2003."

               4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Collaboration and License Agreement and the Subscription Agreement dated June 12, 1998, as amended through Amendment No. 1 dated May 10, 2000 and through Amendment No. 2 dated July 2, 2001.

               5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               6. This Amendment and the rights of the parties hereunder shall be governed by, and interpreted in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of law thereunder.

               7. This Amendment shall become effective on the date (the "Amendment Effective Date") when each of the Parties shall have signed a counterpart hereof (whether the same or different counterparts).

               8. From and after the Amendment Effective Date, all references in the Agreement shall be deemed to be references to the Agreement as amended by this Amendment, Amendment No. 1 and Amendment No. 2.


----------------------------
* The redacted portion of this document has been omitted pursuant to a request for confidential treatment and such redacted portion has been filed separately with the Securities and Exchange Commission.



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


               IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date and year first above written.




                                   APHTON CORPORATION





                                     /s/ Philip C. Gevas
                                   --------------------------------------------
                                   Name:   Philip C. Gevas
                                   Title:  Chairman, President and
                                           Chief Executive Officer





                                   SMITHKLINE BEECHAM PLC





                                     /s/ Jean Stephenne
                                   --------------------------------------------
                                   Name:  Jean Stephenne
                                   Title:  Attorney- in-fact


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